UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2023

Appreciate Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39758	83-2426917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6101 Baker Road, Suite 200 Minnetonka, MN	55345
(Address of principal executive offices)	(Zip Code)

(952) 470-8888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SFR	The Nasdaq Stock Market LLC
Warrants to purchase Class A Common Stock, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SFRWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

From March 27, 2023 through March 31, 2023, Appreciate Holdings, Inc. (the “Company”) issued USD $1,207,500 aggregate principal amount of convertible debentures to several accredited investors (the “Debentures”). The investors paid USD $402,500 to acquire the debentures (a 67% original issue discount) and the purchasers included an entity affiliated with Director Scott Honour, Directors M. Joe Beck, Gloria Fu, Marcy Haymaker and Laurie Hawkes and the Company’s CEO and Director Chris Laurence (the “Financing”). In connection with the issuance of the Debentures, the Company issued pro rata to the investors warrants to purchase an aggregate of 1,000,000 shares of Class A Common Stock of the Company, $0.0001 par value. The warrants are immediately exercisable at an exercise price of $5.00 per share and include a cashless exercise provision. The warrants expire five (5) years from the date of issuance.

The Debentures mature twelve (12) months after the date of issuance, unless extended by the Company, and accrue no interest. In the event the Company raises senior secured capital that repays outstanding senior debt, then the Debentures will automatically be exchanged into that new security at the face amount of the Debentures. For any other offering completed by the Company, holders of the Debentures will have the option to exchange into the new security. Standard events of default are included in the Debentures, pursuant to which the holder may declare the Debentures immediately due and payable.

The Debentures are secured by the Company’s assets, but rank as senior subordinated indebtedness, ranking junior to the Company’s secured facility with St. Cloud Capital Partners III SBIC, LP (“St. Cloud”) and senior to any other debt of the Company. The Company entered into a security agreement with respect to the Debentures and a Subordination Agreement with St. Cloud.

The foregoing description of the Debentures, Warrant, Security Agreement and Subordination Agreement are qualified by reference to the full text of the form of Debenture, Warrant, Security Agreement and Subordination Agreement which are filed as Exhibits 4.1, 4.2, 10.1 and 10.2 hereto and incorporated herein by reference.

In connection with the Financing, certain investors owning 1,709,481 shares of Class A Common Stock were released from the Lock Up Period contained in the Investor Rights Agreement dated November 29, 2022 entered into in connection with the Business Combination Transaction. The release from the Lock Up Period facilitates such persons and/or entities to pledge such Registrable Securities Beneficially Owned to obtain financing, which funds are to be loaned to the Company on the same terms as contained in the Financing and, if necessary, to permit the lender to sell such securities, if required, pursuant to the terms and condition of any pledge or margin agreement. The foregoing description of Amendment No. 1 to the Investor Rights Agreement dated November 29, 2022 is qualified by reference to the full text of the form of Amendment No. 1 to the Investor Rights Agreement which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

This disclosure does not constitute an offer to sell, or the solicitation of an offer to buy nor shall there be any sales of the Company’s securities in any state in which such offer, solicitation or sale would be unlawful. The securities mentioned herein have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures set forth in Item 1.01 of this Current Report are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
4.1	Form of Debenture dated as of March 27, 2023
4.2	Form of Warrant dated as of March 27, 2023
10.1	Form of Security Agreement dated as of March 27, 2023
10.2	Form of Subordination Agreement dated as of March 27, 2023
10.3	Amendment No. 1 to Investor Rights Agreement dated as of March 27, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appreciate Holdings, Inc.

Date: March 31, 2023	By:	/s/ Christopher Laurence
	Name:	Christopher Laurence
	Title:	Chief Executive Officer

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